Exhibit 99.1

Data I/O Announces Transformational Acquisition

Deal Provides Greater Scale, Strategic Shift Toward Higher Value Service-based Revenues, and Critical IP to Further Strengthen The NEW Data I/O

Redmond, WA, May 14, 2026 – Data I/O Corporation (NASDAQ: DAIO) (the “Company”), the leading global provider of data provisioning solutions for flash memory, microcontrollers and security ICs, today announced the execution of a letter of intent (LOI) to acquire a leading manufacturer of semiconductor handling and packaging solutions. Upon closing of the transaction, the acquisition is expected to nearly double the annual revenues of Data I/O as well as be accretive to earnings and cash flow.

“We are incredibly excited to announce this strategic transaction which will broaden Data I/O’s suite of products and services and position the combined company to address a larger, more diverse set of customers, including semiconductor companies, EMS provides and OEMs,” said William Wentworth, President and CEO of Data I/O Corporation.  “We look forward to working diligently to complete this transaction, which fits perfectly into our previously announced strategy of expanding the Data I/O’s platform to include services, programming, and at test.”

Mr. Wentworth added, “This acquisition makes strategic and financial sense, delivering value for customers and stakeholders alike. To this end, the current owners of the business being acquired will receive up to 15% of the consideration in Data I/O stock, demonstrating confidence in the combined business strategy. Importantly, the acquisition significantly adds to our arsenal of programming technology and services, and provides strong diversification of our revenue beyond automotive electronics.  This acquisition accelerates our entry into on-site Programming-as-a-Service (PaaS), which is the cornerstone of The NEW Data I/O announced last month.”

Data I/O expects to fund this acquisition with a combination of cash and equity for total consideration of approximately $23 million.  The equity component will consist of up to $3 million of the Company’s common stock based on future performance of the acquired business.  The closing of the transaction, expected before the end of the Company’s third quarter, is subject to completion of definitive documentation as well as customary closing and financing conditions, regulatory approvals and additional due diligence. Additional deal terms will not be disclosed.

Data I/O management will discuss this potential acquisition during its regularly scheduled first quarter 2026 financial results conference call and webcast. The event will be conducted on May 14, 2026 at 2 p.m. Pacific Time/5 p.m. Eastern Time. To listen to the conference call, please dial 412-317-5788.  The conference call will also be simultaneously webcast over the Internet; visit the Events & Webcasts section of the Data I/O Corporation website at https://www.dataio.com/investor-relations/news/events/ to access the call from the site.

Benchmark, a StoneX Company, is serving as M&A advisor to the Company, and Dorsey & Whitney LLP is serving as legal advisor.

The securities which may be issued in the acquisition have not been and will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls, and other electronics devices. Today, our customers use Data I/O security deployment and programming solutions to reliably, securely, and cost-effectively, bring innovative new products to life. These solutions are backed by a global network of Data I/O support and service professionals, ensuring success for our customers. For more information, please visit www.dataio.com.

Safe Harbor/Forward Looking Statement, Disclosure Information

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, the potential acquisition, its benefit, including the anticipated impact on revenue, earnings and cash flow, the anticipated structure of the acquisition consideration, the timing of the completion of the acquisition, the ability to execute definitive agreements and to obtain regulatory approval and meet other closing conditions for the planned acquisition, and any such forward-looking statements involve risks, assumptions and uncertainties.  Statements in this news release may be construed as a prediction of future operations and performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the timing and contributions of acquisitions, acquisition synergies, the demand for the Company’s products, the impact from geopolitical conditions including any related international trade restrictions, and cybersecurity incidents and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, market acceptance of Edge AI, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

Media Contact

Data I/O Corporation

Jennifer Higgins

Director Corporate Marketing

higginj@dataio.com

+1-425-867-6922

Investor Contact

Darrow Associates, Inc.

Jordan Darrow

jdarrow@darrowir.com

631-766-4528

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